Exhibit 25.1

                               POWER OF ATTORNEY

     Each of the undersigned hereby appoints Andrew T. Moore, Jr. and David
S. Norris, and each of them (with full power in either of them to act alone), as his or her true and lawful attorneys-in-fact, and grants unto said attorneys the authorities in his or her name and on his or her behalf to execute (individually and in the capacity stated below) and to file an Annual Report on Form 10-K for Signet Banking Corporation for the fiscal year ended December 31, 1993, together with any and all amendments or supplements thereto and any and all exhibits and other documents required to be filed in connection therewith. Each of the undersigned further grants unto said attorneys the authority in his or her name and on his or her behalf to perform each and every act necessary to accomplish the foregoing filing.

     IN WITNESS WHEREOF, Each of the undersigned has signed this Power of Attorney this 22nd day of February, 1994.

      SIGNATURE                                 TITLE

/s/ Robert M. Freeman              Director, Chairman of the Board and
Robert M. Freeman                  Chief Executive Officer
                                   (Principal Executive Officer)

/s/ Malcolm S. McDonald            Director, President and
Malcolm S. McDonald                Chief Operating Officer


/s/ J. Henry Butta                 Director
J. Henry Butta


/s/ William C. DeRusha             Director
William C. DeRusha


/s/ William R. Harvey              Director
William R. Harvey, Ph.D.


/s/ Elizabeth G. Helm              Director
Elizabeth G. Helm


/s/ Robert M. Heyssel              Director
Robert M. Heyssel, M.D.


/s/ Henry A. Rosenberg, Jr.        Director
Henry A. Rosenberg, Jr.


/s/ Louis B. Thalheimer            Director
Louis B. Thalheimer


/s/ Stanley I. Westreich           Director
Stanley I. Westreich